                                                                   EXHIBIT 21.1



                          SUBSIDIARIES OF THE COMPANY


    Subsidiary                                          State of Incorporation
    ----------                                          ----------------------

Forcenergy International Inc.                                   Delaware

Forcenergy Phenix Marin Corp.                            British Virgin Islands

Forcenergy Gryphon B.V                                         Netherlands

Forcenergy Resources Inc.                                         Texas

Forcenergy Onshore Inc.                                         Delaware

Forcenergy GOM Inc.                                             Delaware

Forcenergy Ltd.                                              Cayman Islands

Forcenergy Drilling Inc.                                        Delaware

Edisto Energy Inc.                                                Texas

Edisto Canada, Inc.                                              Canada

Mint Holding Company                                              Texas

Forcenergy Australia Pty. Ltd.                                  Australia

Forcenergy Gabon Ltd.                                            Liberia

Forcenergy Invest AB                                             Sweden

FAB Holding Co., L.L.C                                          Delaware

Forcenergy AB                                                    Sweden